Exhibit 1.1

Execution Version

READY CAPITAL CORPORATION
7,000,000 Shares
Common Stock
UNDERWRITING AGREEMENT

January 11, 2022

Morgan Stanley & Co. LLC

UBS Securities LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Securities, LLC
500 West 33rd Street

14th Floor
New York, New York 10152

Ladies and Gentlemen:

1.              Introductory. Ready Capital Corporation, a Maryland corporation (the “Company”), Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), and Waterfall Asset Management, LLC, a Delaware limited liability company (the “Manager”), each confirms its agreement with each of the several Underwriters named in Schedule A hereto (the “Underwriters”) for the Company to issue and sell to the several Underwriters 7,000,000 shares (the “Firm Securities”) of its common stock, par value $0.0001 per share (the “Common Stock”), and to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,050,000 additional shares of Common Stock (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Pursuant to the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of March 5, 2019 (the “OP Agreement”), upon receipt of the net proceeds of (a) the sale of the Firm Securities on the First Closing Date (as defined below) and (b) the sale of any and all Optional Securities on each Optional Closing Date (as defined below), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of units of partnership interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Firm Securities and Optional Securities sold to the Underwriters (the “Company OP Units”).

To the extent there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein (and as defined below) shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

2.              Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(a)              The Company has filed with the Commission a registration statement on Form S-3 (No. 333-262104), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Securities Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Underwriting Agreement (the “Agreement”):

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Applicable Time” means 6:45 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)              (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities, and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b), and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC (the “Representatives”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(c)              (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(d)              The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 that initially became effective within three years of the date of this Agreement. If, immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(e)              The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(f)              The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(g)              (A) At the earliest time after the initial filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(h)              As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated January 11, 2022, including the base prospectus, dated January 11, 2022 (which is the most recent Statutory Prospectus distributed to investors generally), and the pricing and other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(i)               The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed with the Commission or became effective, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made and when read together with the other information in the Registration Statement or General Disclosure Package, as the case may be, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made and when read together with the other information in the Registration Statement or General Disclosure Package, as the case may be, not misleading.

(j)               Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then included or incorporated by reference in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus through the completion of the public offer and sale of the Offered Securities, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then included or incorporated by reference in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)              There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, all of which registration or similar rights are fairly summarized in the Registration Statement, the Final Prospectus and the General Disclosure Package.

(l)               The capitalization of the Company as of September 30, 2021 is as set forth in the General Disclosure Package and the Final Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans or the exercise of convertible or exchangeable securities or options, in each case referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and the requirements of the NYSE and were not issued in violation of any preemptive, right of first refusal, or similar right. Attached as Schedule C is a true and complete list of each entity (other than a securitization entity) in which the Company has a direct or indirect majority equity or voting interest that is consolidated with the Company for financial reporting purposes under U.S. generally accepted accounting principles (each, a “Subsidiary” and, together, “Subsidiaries”). All of the issued and outstanding equity interests of each Subsidiary that is a significant subsidiary within the meaning of Regulation S-X (each, a “Significant Subsidiary” and, together, the “Significant Subsidiaries”) have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and, if any of its securities are listed on the NYSE, the requirements of the NYSE, were not issued in violation of any preemptive, right of first refusal, or similar right and, except as set forth in the General Disclosure Package and the Final Prospectus, or otherwise specified in Schedule C, are owned, directly or indirectly, by the Company free and clear of all liens. There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any Subsidiary, except as set forth in the General Disclosure Package and the Final Prospectus or held by the Company or any of its Subsidiaries.

(m)             Each of the Company and each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its property and to conduct its business, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, management, financial position, results of operations, properties or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”) or on the performance by the Company or the Operating Partnership of its obligations under this Agreement.

(n)              The statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus under the headings “Description of Common Stock,” “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws,” “U.S. Federal Income Tax Considerations,” Underwriting” and “Certain Relationships and Related Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(o)              The execution and delivery of, and the performance by each of the Company and the Operating Partnership of its obligations under (including the issuance and sale of the Offered Securities and the use of proceeds from the sale of the Offered Securities as described in the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”), this Agreement have been duly and validly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution, delivery, validity, legally binding effect and enforceability hereof by you and thereof by the counterparties thereto, this Agreement constitutes the valid and legally binding agreements of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s and the Operating Partnership’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(p)              The Offered Securities have been duly authorized; when the Firm Securities have been delivered and paid for in accordance with this Agreement on the First Closing Date and, if applicable, the Optional Securities have been delivered and paid for in accordance with this Agreement on the applicable Optional Closing Date, such Firm Securities and Optional Securities will be validly issued, fully paid, and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Firm Securities and Optional Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (c) obligations of the Company to issue or sell any shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. All distributions, including the distributions on all other securities of the Company ranking prior to or on a parity with the Common Stock with respect to the payment of distributions in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment.

(q)             The Company has taken all necessary actions to ensure that the Offered Securities will be approved for listing on the NYSE, subject to notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the NYSE approves the Offered Securities for listing, the Company is and will be in compliance in all material respects with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect.

(r)              The Amended and Restated Management Agreement dated as of May 9, 2016, as amended by the First Amendment to the Management Agreement, dated as of December 6, 2020 (as so amended, the “Management Agreement”), pursuant to which the Manager acts as the manager and adviser of the Company, the Operating Partnership and their respective Subsidiaries, has been duly authorized, executed and delivered by each of the Company, the Operating Partnership and their respective Subsidiaries, as applicable, and constitutes a valid and binding agreement of each of the Company, the Operating Partnership and their respective Subsidiaries enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and the OP Agreement has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(s)             The Company OP Units and all outstanding OP Units have been duly authorized; all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement, the Company OP Units will be validly issued and will conform to the information in the General Disclosure Package and to the description of such Company OP Units contained in the Final Prospectus; all outstanding OP Units have been, and all Company OP Units will be, issued and sold in compliance with all applicable federal and state securities laws.

(t)              Neither the Company nor the Subsidiaries, or any of their respective directors, officers, representatives or affiliates has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities in a violation of Regulation M under the Exchange Act.

(u)             Neither the Company nor any of the Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(v)             No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the this Agreement and the OP Agreement by the Company or the Operating Partnership, as applicable, their consummation of the transactions contemplated herein or thereunder (the offering, issuance and sale of the Offered Securities by the Company or the issuance and sale of the Company OP Units by the Operating Partnership), other than (i) such as have been obtained, or will have been obtained on each Closing Date, as the case may be, under the Securities Act and the Exchange Act, (ii) the approval of the supplemental listing application for the Offered Securities by the NYSE, (iii) such approvals as have been obtained under the rules and regulations of FINRA and (iv) such approvals as may be required under state securities laws.

(w)            Subsequent to the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement): (i) there has been no material adverse change, or any development or event involving a prospective material adverse change, in the business, management, financial position, results of operations, or prospects of the Company and its Subsidiaries taken as a whole; and (ii) neither the Company nor any of its Subsidiaries (considered as one enterprise) has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

(x)              Neither the execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the OP Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, nor the issuance and sale of the Company OP Units by the Operating Partnership (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter, bylaws or other organizational documents of the Company or the Operating Partnership, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, except for such conflicts that would not reasonably be expected to result in a Material Adverse Effect or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

(y)             The financial statements, together with related schedules and notes, included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the other financial information and data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately derived from such financial statements and the books and records of the Company; and the pro forma financial information and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Final Prospectus have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and the assumptions underlying such pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts and the assumptions underlying such pro forma financial information are set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(z)              Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company and the Operating Partnership, threatened in writing by any governmental or regulatory authority or by others.

(aa)            The Company has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with its taxable year ended December 31, 2011, and has maintained such election through the date hereof. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and operations set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(bb)           Neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws or other organizational document, (ii) in breach or default in the performance of the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect or (iii) in violation of any material law, ordinance, administrative or governmental rule or regulation applicable to any of their or of any decree of the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Company or its Subsidiaries, except for such violations, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect.

(cc)            Deloitte & Touche LLP, who have certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(dd)           RSM US LLP, who have certified certain financial statements of Anworth Mortgage Corporation (“Anworth”) and its subsidiaries, was an independent registered public accounting firm with respect to Anworth and its subsidiaries during the period that it audited the financial statements of Anworth and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ee)            KPMG LLP, who have certified certain financial statements of the Mosaic Funds (as defined in the Merger Agreement), was an independent certified public accountant with respect to the Mosaic Funds during the period that it audited the financial statements of the Mosaic Funds within the applicable rules and regulations adopted by the Commission and as required by the Securities Act.

(ff)             The Company and each Subsidiary have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

(gg)           There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Offered Securities.

(hh)           The Company and each Subsidiary have filed all necessary U.S. federal, state, local and foreign taxes and tax returns which have been required to be filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes required to be paid by them, whether or not shown as due on such returns, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no material tax deficiency that has been asserted against the Company, any Subsidiary or any of their respective properties or assets, and there is no tax audit of Company of any Subsidiary that is pending or threatened in writing and is reasonably expected to have a Material Adverse Effect.

(ii)              The Company and each Subsidiary have insurance covering their properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the business of the Company and the Subsidiaries taken as a whole; and neither the Company and nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except where any such matter would not reasonably be expected to have a Material Adverse Effect.

(jj)              The Company and each Subsidiary possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to possess such authorizations or make such declarations and filings would not reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have a Material Adverse Effect.

(kk)            The Company and each Subsidiary (a) are, and at all prior times were, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance in all material respects with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company and its Subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)              There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any Subsidiary (or, to the knowledge of the Company or any Subsidiary, any other entity (including any predecessor) for whose acts or omissions the Company or any Subsidiary is liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any Subsidiary, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(mm)          The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) under the Exchange Act, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no material weaknesses therein. The Company’s auditors and the Audit Committee of the Board have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(nn)           The Registration Statement, the General Disclosure Package and the Final Prospectus, and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(oo)           The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(pp)           Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will be required to register as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”), as amended, and the rules and regulations of the Commission thereunder.

(qq)           The Company and each Subsidiary own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of business of the Company and the Subsidiaries taken as a whole as currently conducted and as proposed to be conducted, and the conduct of such business will not conflict with any such rights of others, except where the failure to own or possess such rights or any such conflict would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, except for any claim that would not reasonably be expected to have a Material Adverse Effect.

(rr)             Neither the Company nor any Subsidiary has any material lending or other relationship with any bank or lending affiliate of the Underwriters, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ss)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (a) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective borrowers, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (b) neither the Company nor its Subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (c) the Company and its Subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (a) and (b), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, result in a Material Adverse Effect, or with respect to clause (c), where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(tt)             The Company intends to use any of the proceeds from the sale of the Offered Securities hereunder as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(uu)           Solely to the extent that Sarbanes-Oxley and the rules and regulations promulgated by the Commission and thereunder have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv)           (i) None of the Company or any of its Subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering of the Offered Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ww)          The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(xx)             (i) None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to knowledge of the Company and the Operating Partnership, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)           the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)          The Company will not, directly or indirectly, use the proceeds from the sale of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Offered Securities, whether as underwriter, advisor, investor or otherwise).

(iii)          The Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(yy)          None of the Company, any of its Subsidiaries, or any director, officer or employee thereof, or, to the knowledge of the Company and the Operating Partnership, any agent, affiliate or representative of the Company or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and each Subsidiary, and, to the knowledge of the Company and the Operating Partnership, affiliates of the Company and the Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(zz)          (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained or contributed to by the Company or any Subsidiary or for which the Company or any Subsidiary or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations or group of trades or business (whether or not incorporated) under common control within the meaning of Section 414 of the Code that includes the Company or any Subsidiary) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that could reasonably be expected to result in a material liability to the Company and its Subsidiaries taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period) except as could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) except as could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA that either has resulted, or could reasonably be expected to result, in material liability to the Company and its Subsidiaries taken as a whole; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan maintained by the Company or any Subsidiary or, to the knowledge of the Company and the Operating Partnership, any other Plan, that could reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole. A material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its Subsidiaries in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year has not occurred or is not reasonably likely to occur.

(aaa)          Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(bbb)          The Merger Agreement, dated as of November 3, 2021 (the “Merger Agreement”), among the Company, the Operating Partnership, RC Mosaic Sub, LLC (“RC Mosaic Sub”) and the Mosaic Parties (as defined in the Merger Agreement), pursuant to which each of the Mosaic Merger Entities (as defined in the Merger Agreement) will merge with and into RC Mosaic Sub, with RC Mosaic Sub continuing as the surviving company of each merger, has been duly and validly authorized, executed and delivered by the Company and RC Mosaic Sub and is a valid and binding agreement of the Company and RC Mosaic Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification provisions thereof may be limited by public policy considerations in respect thereof.

(ccc)          Neither the Company nor the Operating Partnership has knowledge of any facts or circumstances that have caused representations and warranties of the Mosaic Parties contained in the Merger Agreement to be untrue in such a manner that would reasonably be expected to have a Subject Company Material Adverse Effect (as defined in the Merger Agreement).

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered therein to the Underwriters.

3.          Representations and Warranties of the Manager. The Manager represents and warrants, and agrees with, the several Underwriters that:

(a)          The Manager has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect (a “Manager Material Adverse Effect”) on the performance by the Manager of its obligations under the Management Agreement.

(b)          The Manager has full right, power and authority to execute and deliver this Agreement, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement has been duly and validly taken.

(c)          This Agreement has been duly authorized, executed and delivered by the Manager.

(d)          The execution, delivery and performance by the Manager of this Agreement or the performance by the Manager of the Management Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Manager or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, creation or imposition that would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(e)          No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Manager of this Agreement or the performance by the Manager of the Management Agreement.

(f)          There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Manager is or may be a party or to which any property of the Manager is or may be the subject that, if determined adversely to the Manager, could reasonably be expected to have a Manager Material Adverse Effect, and no such investigations, actions, suits or proceedings are, to the knowledge of the Manager, threatened in writing by any governmental or regulatory authority or others.

(g)          The Manager or its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by, and have made all material declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to possess such authorizations or make such declarations and filings would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(h)          The Manager has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities in violation of Regulation M under the Exchange Act.

(i)          Any financial or other data regarding the Manager that is included in the Registration Statement, the General Disclosure Package and the Final Prospectus is derived from the Manager’s accounting or other applicable records and is accurate in all material respects.

(j)          The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and except to the extent that enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights or by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(k)          Subsequent to the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has been no change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager and its Subsidiaries taken as a whole, that is material and adverse to the Company or that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

4.          Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $15.30 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Sidley Austin LLP, at 10:00 a.m., New York time, on January 14, 2022, or at such other time not later than three full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities; provided, however, that the amount paid by the Underwriters for any Optional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the above office of Sidley Austin LLP.

5.          Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

6.          Certain Agreements of the Company and the Manager.

(a)          The Company agrees with the several Underwriters that:

(i)          Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. With respect to the offering of the Offered Securities, the Company has complied and will comply with Rule 433.

(ii)          Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time during the offering and sale of the Offered Securities and will not effect such amendment or supplementation without the Representatives’ consent, which shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of (A) the filing of any such amendment or supplement, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or dealer in connection with the sale of the Offered Securities, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(iv)          Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(v)          Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 5:30 p.m., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representatives. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi)          Blue Sky Qualifications. The Company will furnish such information as may be required or otherwise cooperate in qualifying the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii)          Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(viii)          Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, (A) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (B) costs and expenses related to the review by the Financial Industry Regulatory Authority (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review) with such costs not to exceed $15,000, (C) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees, and (2) any other expenses of the Company, (D) the fees and expenses incident to listing the Offered Securities on the NYSE, (E) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (F) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (G) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company, (H) all fees for clearance, settlement and book-entry transfer of the Offered Securities through The Depository Trust Company, and (I) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(ix)          Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities and will cause the Operating Partnership to use the net proceeds received in connection with the issuance and sale of the Company OP Units in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder.

(x)          Absence of Manipulation. The Company will not take, and will cause its subsidiaries and affiliates not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xi)          Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company and the Operating Partnership will not, directly or indirectly, take any of the following actions with respect to its Common Stock, any securities substantially similar to its Common Stock, or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, or (E) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC. The Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC consent to in writing on behalf of all Representatives. The foregoing shall not apply to (A) the Offered Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus (including OP Units in the Operating Partnership) (C) any shares of Common Stock, shares of restricted stock, restricted stock units or other equity awards issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus, (D) any shares of Common Stock issued by the Company to the Manager as payment of the incentive distribution pursuant to the Management Agreement, (E) transactions which occur by operation of the provisions of Article VII of the Company’s charter, (F) any shares of Common Stock issued pursuant to any nonemployee director stock plan referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus, (G) the filing of a registration statement on Form S-4 or an amendment thereof, (H) any shares of Common Stock issued pursuant to the Merger Agreement (I) any OP Units issued pursuant to the Merger Agreement or (J) OP Units in the Operating Partnership issued by the Operating Partnership in connection with (A)-(I) above.

(xii)          No Restrictions on Subsidiaries. No subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any of its subsidiaries, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or any of its subsidiaries any loans or advances to such subsidiary from the Company or any of its subsidiaries or from transferring any of such subsidiary’s properties or assets to the Company or any of its subsidiaries.

(xiii)          Qualification and Taxation as a REIT. The Company will continue to use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022, and thereafter, unless the board of directors of the Company determines that it is no longer in the best interests of the Company to maintain the Company's qualification as a REIT under the Code.

(xiv)          The Company will complete all required filings with the NYSE and other necessary actions in order to cause the Offered Securities to be listed and admitted and authorized for trading on the NYSE within the time period specified in the Final Prospectus.

(b)          The Manager agrees with the several Underwriters that the Manager will not take, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

7.          Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

8.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company, Operating Partnership, the Manager and their respective subsidiaries made pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Manager of their obligations hereunder and to the following additional conditions precedent:

(a)          Accountants’ Comfort Letter. The Representatives shall have received letters, dated the date hereof and each Closing Date, of (i) Deloitte & Touche LLP, in form and substance heretofore approved by the Representatives, (ii) RSM US LLP, in form and substance heretofore approved by the Representatives and (iii) KPMG LLP, in form and substance heretofore approved by the Representatives, each confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company and the Operating Partnership, as applicable, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b)          Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)          No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of debt securities, if any, of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)          Opinion of Counsel for the Company and the Operating Partnership. The Representatives shall have received an opinion and a negative assurance letter, dated such Closing Date, of Alston & Bird LLP, counsel for the Company and the Operating Partnership in substantially the form set forth on Annex I hereto.

(e)          Opinion of Special Counsel for Company. The Representatives shall have received an opinion and a negative assurance letter, dated such Closing Date, of Venable LLP, special counsel for the Company, in substantially the form set forth on Annex II hereto.

(f)          Tax Opinion. The Representatives shall have received a tax opinion, dated such Closing Date, of Alston & Bird LLP, counsel for the Company, in substantially the form set forth on Annex III hereto.

(g)          Opinion of Counsel for Underwriters. The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion and a negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)          Company Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct; each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i)          Manager Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Manager in which such officers shall state that: the representations and warranties of the Manager in this Agreement are true and correct; and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)          Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received a lock-up letter in the form of Annex IV hereto from (i) each of the Company’s directors and executive officers, (ii) the Manager, (iii) all the Manager’s officers required to make filings under Section 16 of the Exchange Act with respect to the Company, and (iv) Sutherland REIT Holdings, LP.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

9.          Indemnification and Contribution.

(a)          Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, an Issuer Free Writing Prospectus or the General Disclosure Package or arise out of or based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, in or omission or alleged omission from any of such documents, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)          Indemnification by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or the General Disclosure Package, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (i) the information relating to stabilizing transactions, penalty bids and syndicate covering transactions contained in the twelfth and thirteenth paragraphs under the caption “Underwriting.”

(c)          Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)          Contribution. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the (i) total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and (ii) the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Company for the Offered Securities, bear to the aggregate price to the public received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

10.          Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, the Operating Partnership or the Manager, except as provided in Section 11 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 11:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12.          Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership, the Manager or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Operating Partnership, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and reasonable disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Operating Partnership and the Underwriters pursuant to Section 9 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Sections 2 and 3 and all obligations under Section 6 shall also remain in effect.

13.         Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, do Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019; Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 30 Hudson Yards, 500 West 33rd Street - 14th Floor, New York, NY 10001 or by telephone at 1-800-326-5897 or by email at cmclientsupport@wellsfargo.com; or, if sent to the Company, the Operating Partnership or the Manager will be mailed, delivered or telegraphed and confirmed to it at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

14.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

15.         Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

16.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

17.         Absence of Fiduciary Relationship. The Company, the Operating Partnership and the Manager acknowledge and agree that:

(a)         No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Operating Partnership and the Manager and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company, the Operating Partnership or the Manager on other matters;

(b)         Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company, the Operating Partnership or the Manager is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)         Absence of Obligation to Disclose. The Company, the Operating Partnership and the Manager have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership or the Manager, and that the Representatives have no obligation to disclose such interests and transactions to the Company, the Operating Partnership or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d)         Waiver. Each of the Company, the Operating Partnership and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company, the Operating Partnership or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Operating Partnership or the Manager, including shareholders, employees or creditors of the Company, the Operating Partnership or the Manager.

18.         Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Operating Partnership and the Manager and the several Underwriters in accordance with its terms.

Very truly yours,

READY CAPITAL CORPORATION

By:	/s/ Thomas E. Capasse
Name:	Thomas E. Capasse
Title:	Chairman of the Board & Chief Executive Officer

SUTHERLAND PARTNERS, L.P.
By: Ready Capital Corporation, its General Partner

By:	/s/ Thomas E. Capasse
Name:	Thomas E. Capasse
Title:	Chairman of the Board & Chief Executive Officer

WATERFALL ASSET MANAGEMENT, LLC

By:	/s/ Thomas E. Capasse
Name:	Thomas E. Capasse
Title:	Member

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	Member

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC
By:	/s/ Doris Lo
Name:	Doris Lo
Title:	Vice President

WELLS FARGO SECURITIES, LLC
By:	/s/ Andy Wedderburn-Maxwell
Name: Andy Wedderburn-Maxwell
Title: Managing Director

UBS SECURITIES LLC
By:	/s/ Tyler Rindler
Name: Tyler Rindler
Title: Director

By:	/s/ Dmytro Glynyanyy
Name: Dmytro Glynyanyy
Title: Director

Acting on behalf of themselves and as Representatives of the several Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Firm Securities
Morgan Stanley & Co. LLC	$2,625,000
UBS Securities LLC	$1,312,500
Wells Fargo Securities, LLC	$1,312,500
Keefe, Bruyette & Woods, Inc.	$656,250
Raymond James & Associates, Inc.	$656,250
B. Riley Securities, Inc.	$109,375
BTIG, LLC	$109,375
Ladenburg Thalman & Co. Inc.	$109,375
Piper Sandler & Co.	$109,375
Total	$7,000,000

SCHEDULE B

General Use Free Writing Prospectuses (included in the General Disclosure Package)

[None].

Information included in the General Disclosure Package

Price per share: As to each investor, the price paid by such investor.
Firm Securities: 7,000,000
Option Securities: 1,050,000

SCHEDULE C

1.	RC Merger Subsidiary, LLC

2.	Anworth Properties Inc.

3.	Anworth Mortgage Loans Inc.

4.	Anworth Property Services, Inc.

5.	Brannan Island, LLC

6.	Broadway & Commerce, LLC

7.	Cascade RE, LLC

8.	Ebusiness Funding, LLC

9.	GMFS LLC

10.	Knight Capital, LLC

11.	Knight Capital Funding I, LLC

12.	Knight Capital Funding II, LLC

13.	Knight Capital Funding III, LLC

14.	Knight Capital Funding SPV LLC

15.	Knight Capital Funding SPV III, LLC

16.	Ocrio LLC

17.	RC Knight Holdings, LLC

18.	RC-Triad Grantor Trust 2021-1

19.	RC-UDF Grantor Trust 2020-1

20.	RCL Sub I, LLC

21.	Ready Capital Kilfane I, LLC

22.	Ready Capital Kilfane II, LLC

23.	Ready Capital Mortgage Depositor, LLC

24.	Ready Capital Mortgage Depositor II, LLC

25.	Ready Capital Mortgage Depositor III, LLC

26.	Ready Capital Mortgage Depositor IV, LLC

27.	Ready Capital Mortgage Depositor V, LLC

28.	Ready Capital Mortgage Depositor VI, LLC

29.	Ready Capital Mortgage Financing 2018-FL2, LLC

30.	Ready Capital Mortgage Financing 2019-FL3, LLC

31.	Ready Capital Mortgage Financing 2020-FL4, LLC

32.	Ready Capital Mortgage Financing 2021-FL5, LLC

33.	Ready Capital Mortgage Financing 2021-FL6, LLC

34.	Ready Capital Mortgage Financing 2021-FL7, LLC

35.	Ready Capital Partners I, LLC

36.	Ready Capital Subsidiary REIT I, LLC

37.	Ready Capital TRS I, LLC

38.	ReadyCap Commercial, LLC

39.	ReadyCap Commercial Asset Depositor, LLC

40.	ReadyCap Commercial Asset Depositor II, LLC

41.	ReadyCap Commercial Mortgage Depositor, LLC

42.	ReadyCap Holdings, LLC

43.	ReadyCap Lending, LLC

44.	ReadyCap Lending SBL Depositor, LLC

45.	ReadyCap Lending Small Business Loan Trust 2019-2

46.	ReadyCap Merger Sub, LLC

47.	ReadyCap Mortgage Trust 2014-01

48.	ReadyCap Mortgage Trust 2015-02

49.	ReadyCap Mortgage Trust 2016-03

50.	ReadyCap Mortgage Trust 2018-04

51.	ReadyCap Mortgage Trust 2019-05

52.	ReadyCap Mortgage Trust 2019-06

53.	ReadyCap Warehouse Financing LLC

54.	ReadyCap Warehouse Financing II LLC

55.	SAMC Honeybee Holdings, LLC

56.	SAMC Honeybee TRS, LLC

57.	SAMC REO 2013-01, LLC

58.	SAMC REO 2018-01, LLC

59.	Silverthread Falls Holding, LLC

60.	Skye Hawk RE, LLC

61.	Skyeburst IC, LLC

62.	Sutherland 2016-1 JPM Grantor Trust

63.	Sutherland 2018-SBC7 REO I, LLC

64.	Sutherland Asset I, LLC

65.	Sutherland Asset I-CS, LLC

66.	Sutherland Asset II, LLC

67.	Sutherland Asset III, LLC

68.	Sutherland Asset Management, LLC

69.	Sutherland Commercial Mortgage Depositor, LLC

70.	Sutherland Commercial Mortgage Depositor II, LLC

71.	Sutherland Commercial Mortgage Depositor III, LLC

72.	Sutherland Commercial Mortgage Trust 2017-SBC6

73.	Sutherland Commercial Mortgage Trust 2018-SBC7

74.	Sutherland Commercial Mortgage Trust 2019-SBC8

75.	Sutherland Commercial Mortgage Trust 2020-SBC9

76.	Sutherland Commercial Mortgage Trust 2021-SBC10

77.	Sutherland Grantor Trust 2015-1

78.	Sutherland Grantor Trust, Series I

79.	Sutherland Grantor Trust, Series II

80.	Sutherland Grantor Trust, Series III

81.	Sutherland Grantor Trust, Series IV

82.	Sutherland Grantor Trust, Series V

83.	Sutherland Grantor Trust, Series VI

84.	Sutherland Grantor Trust, Series VII

85.	Sutherland Partners, LP

86.	Sutherland Warehouse Trust

87.	Sutherland Warehouse Trust II

88.	Tahoe Stateline Venture LLC

89.	Tiger Merchant Funding, LLC

90.	Valcap I, LLC

91.	Waterfall Commercial Depositor LLC

92.	Waterfall Commercial Depositor II, LLC

93.	Waterfall Victoria Mortgage Trust 2011-SBC2

94.	ZALANTA RESORT at the VILLAGE, LLC

95.	ZALANTA RESORT AT THE VILLAGE – PHASE II, LLC

96.	ReadyCap Redstone, LLC

97.	RC Mosaic Sub, LLC

98.	Red Stone A7 II LLC

99.	Red Stone A7 LLC

100.	Red Stone Companies II LLC

101.	Red Stone Companies III LLC

102.	Red Stone A7 III LLC

103.	Red Stone Companies LLC

104.	Red Stone Financial Services LLC

105.	Red Stone Partners Companies LLC

106.	Red Stone Servicer LLC

107.	RS Development Partners LLC

108.	SAMC DFW REO 2021, LLC

109.	Red Stone Tax Exempt Funding II LLC

ANNEX I

FORM OF COMPANY CORPORATE OPINION OF Alston & Bird LLP

ANNEX II

FORM OF MARYLAND LAW OPINION OF VENABLE LLP

ANNEX III

FORM OF TAX OPINION OF Alston & Bird LLP

ANNEX IV

LOCK-UP AGREEMENT

January 11, 2022

Morgan Stanley & Co. LLC

UBS Securities LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

UBS Securities LLC.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), dated January 11, 2022, by and among Ready Capital Corporation, a Maryland corporation (the “Company”), Sutherland Partners, L.P., Waterfall Asset Management, LLC, and Morgan Stanley & Co. LLC (“Morgan Stanley”), UBS Securities LLC (“UBS”) and Wells Fargo Securities, LLC (“WFS”), as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), pursuant to which a public offering (the “Public Offering”) of the Company’s common stock, par value $0.0001 per share (the “Securities”), will be made, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of MS, WFS and UBS, acting on behalf of the Underwriters. In addition, the undersigned agrees that, without the prior written consent of MS, WFS and UBS, acting on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 45 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (i) as a bona fide gift or gifts, (ii) to any corporation, trust, family limited partnership or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) to satisfy tax obligations in connection with the granting or vesting of equity awards acquired pursuant to one or more of our equity incentive plans and (iv) if such shares of Common Stock are transferred by a partnership or other entity within the undersigned’s control to the limited partners of such partnership in connection with a redemption by such limited partners of their interest in the partnership, provided that, in the case of any gift, transfer or distribution pursuant to clauses (i), (ii) or (iv) (1) any donee, the corporation, trustee of the trust, general partner of the family limited partnership, limited partner or other entity, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (2) any such gift, transfer or distribution shall not involve a disposition for value and (3) no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made during the Lock-Up Period.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. A transfer of Securities to a family member of the undersigned or a trust of which the undersigned is a trustor and the beneficiaries are family members of the undersigned may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 4 or 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the transfer agent and registrar is hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Securities at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before February 28, 2022.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,
Signature of
stockholder:
Print name of
stockholder:

45